                                                                    EXHIBIT 99.1

[NORTHERN BORDER PARTNERS, L.P. LOGO]             News      13710 FNB Parkway
                                                  Release   Omaha, NE 68154-5200

                                                  For Further Information
                                                  Contact:

                                                  Media Contact:
                                                  Beth Jensen
                                                  (402) 492-3400

                                                  Investor Contacts:
                                                  Ellen Konsdorf
                                                  (877) 208-7318

NORTHERN BORDER PARTNERS, L.P.

REPORTS FIRST QUARTER RESULTS

AND UPDATES 2005 GUIDANCE

FOR IMMEDIATE RELEASE:  Tuesday, May 3, 2005

      OMAHA - Northern Border Partners, L.P. (NYSE - NBP) today reported first quarter 2005 net income of $34.7 million or $0.69 per unit compared to net income of $36.6 million or $0.73 per unit in the first quarter 2004. Cash flows as measured by earnings before interest, taxes, depreciation and amortization (EBITDA) were $90.7 million in the first quarter 2005 down from $91.3 million in the first quarter of 2004.

      First quarter 2004 net income reflected one additional day of revenue of $0.9 million on Northern Border Pipeline due to the leap year ($0.6 million net to the Partnership) and a $2.8 million special income allocation from Bighorn Gas Gathering. Adjustments to gas imbalance accounts on Viking Gas Transmission resulted in $1.9 million ($1.2 million net of income taxes) lower income in 2005. Excluding the effects of these items, adjusted 2005 net income would have been greater than that realized in 2004 by $2.7 million.

     "Our first quarter results exceeded our expectations. Those results were driven by strong performance primarily in the gathering and processing business segment. The pipeline segment also had solid performance in the first quarter when you take into account certain items that impact the comparison to last year. Overall, we were pleased with first quarter performance," said Bill Cordes, chief executive officer of Northern Border Partners.

     "Looking at the total year 2005, we recently announced that for the remainder of the year, the effects of unsold capacity on Northern Border Pipeline were greater than expected. Therefore, we're reducing earnings guidance for the year by approximately $0.10 per unit to a range of $2.40 - $2.50 per unit."

FIRST QUARTER 2005 RESULTS INCLUDED:

   o Increased operating income of $63.6 million, compared with $61.7 million one year ago, as a result of strong performance primarily in the gathering and processing business segment.

   o Operations and maintenance expenses included $0.9 million in transition costs that should end after May.

   o Discontinued operations of $0.4 million related to resolution of matters for the Canadian operations that were sold in 2004.

   o Higher consolidated interest expense of $21.2 million, compared with $18.6 million in first quarter 2004, due to higher average interest rates partially offset by lower average debt outstanding.

   o Decreased equity earnings from investments due to a $2.8 million special income allocation in Bighorn Gas Gathering that was realized in first quarter 2004. A similar special income allocation of $2.6 million is anticipated later in 2005.

   o Distributable cash flow (DCF) for first quarter 2005 was $47.4 million ($0.96 per unit) compared to $56.9 million ($1.17 per unit) in the first quarter 2004. The decrease in distributable cash flow is primarily attributable to the timing of several maintenance capital expenditure projects that occurred in the first quarter of 2005.

INTERSTATE NATURAL GAS PIPELINE SEGMENT

      The interstate natural gas pipeline segment contributed reported net income of $32.1 million in first quarter 2005, compared to $34.3 million in first quarter 2004. The primary differences between the periods were:

   o Northern Border Pipeline's $0.9 million operating revenue impact ($0.6 million net to the Partnership) that resulted from one less business day in first quarter 2005 than existed in 2004, which was a leap year.

   o Increased operations and maintenance expenses included $1.9 million of adjustments ($1.2 million net of income taxes) to gas imbalance accounts on Viking Gas Transmission.

Average daily throughput increased 2.7% in the quarter totaling 3,501 million cubic feet per day (mmcfd) compared with 3,409 mmcfd in first quarter 2004.

NATURAL GAS GATHERING AND PROCESSING SEGMENT

      Net income during first quarter 2005 was $13.7 million, an increase of 29 percent or $3.1 million, quarter over quarter. The primary differences between the periods were:

   o Gathering and processing volumes in the Williston Basin were 60 mmcfd compared to 50 mmcfd in first quarter 2004, a 20 percent increase, due to expansions and increased utilization of the Grasslands and Marmarth systems.

   o Increased prices for natural gas and natural gas liquids, net of hedging. Average prices realized during the period were $0.86 per gallon of liquids and $5.64 per thousand cubic feet (mcf) of gas. The combined impact of increased inlet volumes and prices realized was an increase in gross margins for Williston Basin of $6.9 million or 66 percent.

   o Total gathered volumes for the segment increased to 1,049 mmcfd as compared to 975 mmcfd for 2004.

   o Volumes on the Partnership's wholly-owned gathering systems in the Powder River Basin of 210 mmcfd versus 194 mmcfd in first quarter 2004, which resulted in revenue of $7.7 million compared to $8.8 million in first quarter 2004.

      To facilitate greater understanding, the table below summarizes the wholly-owned Powder River Basin activities by service level. Levels of service are separated into low pressure and intermediate/high pressure gathering because of the significant difference in volumes and fees related to the categories of service. Low pressure gathering involves providing service from a central delivery point to the downstream pipeline, which is a higher margin service. Intermediate/high pressure gathering is providing service after the gas has been aggregated and compressed by producers. This service requires less capital and expense and, as a result, is a lower margin service.

WHOLLY-OWNED POWDER RIVER BASIN GATHERING

================================================================================
                           FIRST QUARTER 2005              FIRST QUARTER 2004
LEVELS OF SERVICE    % OF VOLUME     % OF REVENUE    % OF VOLUME    % OF REVENUE
--------------------------------------------------------------------------------
LOW PRESSURE             71.2%           89.3%          81.3%           92.8%

INTERMEDIATE/HIGH
 PRESSURE                28.8            10.7           18.7             7.2
--------------------------------------------------------------------------------
TOTAL                   100.0%          100.0%         100.0%          100.0%
================================================================================

COAL SLURRY PIPELINE SEGMENT

      Net income remained at $0.7 million for first quarter 2005, matching that for first quarter 2004. Higher electric power costs increased operating expenses which were passed through as increased revenue from the coal slurry pipeline's customer.

      The interested parties continue to work to resolve environmental, water supply, and recontracting issues surrounding the continued operation of the Mohave Generating Station after its planned shutdown in January 2006. The Partnership believes successful resolution of these issues should result in reconstruction of the coal slurry line in 2008 and 2009.

BUSINESS OUTLOOK

      Net income for 2005 is now expected to range from $122 million to $126 million ($2.40 to $2.50 per unit). EBITDA is now expected to be in the range of $337 million to $347 million. Distributable cash flow is expected to be $164 million to $168 million or $3.29 to $3.39 per unit.

NORTHERN BORDER PARTNERS
RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2005

==================================================================================
                                        INTERSTATE
                                        NATURAL GAS    GAS GATHERING
                        CONSOLIDATED     PIPELINES     & PROCESSING    COAL SLURRY
----------------------------------------------------------------------------------
                        LOW    HIGH    LOW     HIGH    LOW     HIGH    LOW    HIGH
----------------------------------------------------------------------------------
EBITDA                 $337    $347    $262    $271    $71     $76      $7      $8

MINORITY INTEREST      (40)    (44)    (40)    (44)      -       -       -       -

INTEREST EXPENSE, NET  (84)    (86)    (42)    (43)      -       -       -       -

DEPRECIATION &
 AMORTIZATION
 EXPENSE               (86)    (88)    (66)    (67)   (16)    (17)     (3)     (4)

INCOME TAXES            (2)     (4)     (2)     (3)      -       -     (1)     (1)
----------------------------------------------------------------------------------
NET INCOME (1)         $122    $126    $108    $113    $55     $58      $3      $3
==================================================================================

  (1) The reconciliation of EBITDA and Net Income does not total due to use of ranges for the various components of the reconciliation and unallocated Partnership expenses.

INTERSTATE NATURAL GAS PIPELINE SEGMENT

      The Partnership previously disclosed that Northern Border Pipeline had contracts for firm transportation capacity primarily on the Port of Morgan, Montana to Ventura, Iowa portion of the line expiring during 2005. For the month of April 2005, approximately 600 mmcfd of firm transportation capacity on Northern Border Pipeline was available for contracting and was not sold. The Partnership believes that the primary contributor to the unsold capacity is the high level of gas delivered to Canadian storage due to unusually high summer to winter price differentials.

      The following summarizes the contracting status of this segment of the pipeline as of May 1, 2005:

NORTHERN BORDER PIPELINE 2005 CAPACITY (MMCFD)
PORT OF MORGAN, MONTANA TO VENTURA, IOWA

==================================================================================
                                   MAY            JUN - OCT         NOV - DEC
----------------------------------------------------------------------------------
MAXIMUM-RATE FIRM CONTRACTS      1,730             1,685             1,402

DISCOUNTED-RATE FIRM               304(1)             --                --
 CONTRACTS

AVAILABLE CAPACITY                 340               689               972
----------------------------------------------------------------------------------
TOTAL SUMMER DESIGN CAPACITY     2,374             2,374             2,374
==================================================================================

  (1) Average of 78% of maximum rate for one month.


      The Partnership has discounted rates on a short-term only basis in order to maximize overall revenue. Depending on daily gas market conditions, additional daily firm or interruptible services may be sold during the month and would generate additional revenue.

      As Canadian storage continues to fill, the Partnership believes the opportunity for contracting on Northern Border Pipeline should improve. The Partnership also believes that the greatest risk of unsold capacity exists during the second quarter but some weakness could continue through the balance of the year based on weather conditions and mid-continent prices. Consequently, the Partnership now expects that the most likely range of impact on Northern Border Pipeline's revenue from unsold capacity in 2005 is $15 million to $28 million ($11 million to $20 million net to the Partnership).

      Accordingly, the Partnership is revising its expectations for 2005 EBITDA from the interstate natural gas pipeline segment downward by approximately eight percent to a total level of $262 million to $271 million.

GATHERING AND PROCESSING SEGMENT

      The Partnership is increasing its expectations for EBITDA from this business segment to be approximately $71 million to $76 million for the year 2005, an increase of 21 percent above original estimates.

      Factors included in guidance for this segment are:

         o Full year average volumes in the Williston Basin in the range of 61 mmcfd to 65 mmcfd.

         o A scheduled discontinuation of 45 mmcfd of immediate/high pressure gathering services in second quarter 2005 in the Powder River Basin, resulting in average daily gathered volumes of 175 mmcfd to 200 mmcfd for 2005.

         o Realization of first quarter 2005 commodity pricing levels with combined hedging of 58% of natural gas and natural gas liquids at average prices of $7.11 per mcf and $0.92 per gallon, respectively.

         o Favorable resolution of a dispute with the partner in Bighorn Gas Gathering resulting in the realization of a special income allocation of $2.6 million later in 2005.

DISTRIBUTION DECLARATION

      On April 19, 2005, the Partnership Policy Committee declared the Partnership's quarterly cash distribution of $0.80 per unit for the first quarter of 2005. The indicated annual rate is $3.20. The distribution is payable May 13, 2005 to unitholders of record on April 29, 2005.

CONFERENCE CALL

      Northern Border Partners will host a conference call on Wednesday, May 4, 2005 at 10:00 a.m. Eastern Time to review first quarter 2005 results and discuss 2005 guidance. This call may be accessed via the Partnership's website at http://www.northernborderpartners.com. An audio replay of the call will be available through May 11, 2005 by dialing, toll free in the United States and Canada, 800-405-2236 and entering passcode 11028396.

NON-GAAP FINANCIAL MEASURES

     The Partnership has disclosed in this press release EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so the Partnership's computations may not be comparable to other companies'. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. First quarter 2005 and 2004 reconciliations of EBITDA to net income and to cash flow from operating activities, and computations of DCF are included in the financial information with this release. On a consolidated basis, EBITDA is reconciled to cash flow from operating activities determined under GAAP. For segment information of this press release, EBITDA is reconciled to net income rather than to cash flow from operating activities, since the Partnership does not determine segment cash flow from operating activities due to its intercompany cash management activity. Reconciliations of 2005 projected EBITDA to projected net income and computations of projected DCF are also attached to this release.

     Northern Border Partners, L.P. is a publicly traded partnership formed to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.

FORWARD LOOKING STATEMENT

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Northern Border Partners, L.P. believes that its expectations are based on reasonable assumptions, it can give no assurance that such expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include natural gas development in the Western Canadian Sedimentary Basin; competitive conditions in the overall natural gas and electricity markets; our ability to market pipeline capacity on favorable terms; the impact of unsold firm transportation capacity on Northern Border Pipeline or our other pipelines being greater than expected; the availability of additional storage capacity; weather conditions; performance of contractual obligations by the shippers; our ability to recover costs in pipeline rates relating to the settlement with the Fort Peck Tribes on rights-of-way and tax issues; prices of natural gas and natural gas liquids; the rate of development, gas quality, and competitive conditions in gas fields near the Partnership's natural gas gathering systems in the Powder River and Williston Basins and its investments in the Powder River and Wind River Basins; successful resolution of the special income allocation related to a cash distribution from our preferred A interest in Bighorn Gas Gathering; regulatory actions and receipt of expected regulatory clearances; regulatory actions relative to rate recovery of income tax allowances for partnerships; renewal of the coal slurry transportation contract under favorable terms and preparation for a possible temporary shutdown of the coal slurry pipeline; any costs related to changes in the systems and services currently provided to us by Enron Corp. and CrossCountry Energy and their affiliates and costs related to replacing these systems and services or transitioning them to ONEOK; actions by rating agencies; our ability to complete acquisitions or growth projects and their future performance; timely receipt of right-of-way, regulatory clearances and approval for the expansion projects; our ability to control operating costs; and conditions in the capital markets and our ability to access the capital markets.

                                    ######

                         NORTHERN BORDER PARTNERS, L.P.

                              FINANCIAL HIGHLIGHTS
                              --------------------
                (Unaudited: In Millions Except Per Unit Amounts)

                                                                                         FIRST QUARTER
                                                                                          2005              2004
                                                                             ------------------  ----------------
Operating Revenue                                                                       $160.4            $143.7
Income From Continuing Operations                                                        $34.3             $35.8
Net Income                                                                               $34.7             $36.6
Per Unit Income From Continuing Operations                                               $0.68             $0.71
Per Unit Net Income                                                                      $0.69             $0.73
Cash Flows From Operating Activities                                                     $67.1             $73.3
EBITDA (1)                                                                               $90.7             $91.3
Distributable Cash Flow                                                                  $47.4             $56.9
Distributable Cash Flow Per Unit                                                         $0.96             $1.17

                        CONSOLIDATED STATEMENT OF INCOME
                        --------------------------------
                (Unaudited: In Millions Except Per Unit Amounts)

                                                                                         FIRST QUARTER
                                                                                          2005              2004
                                                                             ------------------  ----------------
Operating Revenue                                                                       $160.4            $143.7
                                                                             ------------------  ----------------
Operating Expenses
         Product Purchases                                                                32.5              21.4
         Operations and Maintenance                                                       33.1              29.4
         Depreciation and Amortization                                                    21.4              21.5
         Taxes Other Than Income                                                           9.8               9.7
                                                                             ------------------  ----------------
         Total Operating Expenses                                                         96.8              82.0
                                                                             ------------------  ----------------
Operating Income                                                                          63.6              61.7

Interest Expense, Net                                                                    (21.2)            (18.6)
Other Income, Net                                                                          0.5               0.3
Equity Earnings from Investments                                                           4.5               6.4
Minority Interest                                                                        (12.2)            (12.5)
                                                                             ------------------  ----------------
Income From Continuing Operations Before Income Taxes                                     35.2              37.3
Income Taxes                                                                               0.9               1.5
                                                                             ------------------  ----------------
Income From Continuing Operations                                                         34.3              35.8
Discontinued Operations, net of tax                                                        0.4               0.8
                                                                             ------------------  ----------------
Net Income                                                                               $34.7             $36.6
                                                                             ==================  ================
Per Unit Income From Continuing Operations                                               $0.68             $0.71
                                                                             ==================  ================
Per Unit Net Income                                                                      $0.69             $0.73
                                                                             ==================  ================
Average Units Outstanding                                                                 46.4              46.4
                                                                             ==================  ================

                         NORTHERN BORDER PARTNERS, L.P.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                  ---------------------------------------------
                (Unaudited: In Millions Except Per Unit Amounts)

RECONCILIATION OF EBITDA TO NET INCOME                                                   FIRST QUARTER
                                                                                          2005              2004
                                                                             ------------------  ----------------
EBITDA (1)                                                                               $90.7             $91.3
         Minority Interest                                                               (12.2)            (12.5)
         Interest Expense, Net                                                           (21.2)            (18.6)
         Depreciation and Amortization (including amounts in Other
             Income, Net and Discontinued Operations)                                    (21.4)            (21.7)
         Income taxes (including amounts in Discontinued Operations)                      (1.2)             (1.9)
                                                                             ------------------  ----------------
Net Income                                                                               $34.7             $36.6
                                                                             ==================  ================

RECONCILIATION OF EBITDA TO CASH FLOWS FROM OPERATING ACTIVITIES

EBITDA (1)                                                                               $90.7             $91.3
         Interest Expense, Net                                                           (21.2)            (18.6)
         Changes in Current Assets and Liabilities                                         3.7               6.4
         Equity Earnings from Investments                                                 (4.5)             (6.4)
         Distributions Received from Equity Investments                                    1.2               5.7
         Changes in Reserves and Deferred Credits                                         (0.3)             (2.4)
         Other                                                                            (2.5)             (2.7)
                                                                             ------------------  ----------------
Cash Flows From Operating Activities                                                     $67.1             $73.3
                                                                             ==================  ================

RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW

EBITDA (1)                                                                               $90.7             $91.3
         Interest Expense, Net                                                           (21.2)            (18.6)
         Maintenance Capital                                                              (6.1)             (0.7)
         Distributions to Minority Interest                                              (16.2)            (14.5)
         Other                                                                             0.2              (0.6)
                                                                             ------------------  ----------------
Distributable Cash Flow                                                                  $47.4             $56.9
                                                                             ==================  ================

Distributable Cash Flow Per Unit                                                         $0.96             $1.17
                                                                             ==================  ================

                         NORTHERN BORDER PARTNERS, L.P.

                           OTHER FINANCIAL INFORMATION
                           ---------------------------
                            (Unaudited: In Millions)

                                                                                 MARCH 31,        DECEMBER 31,
                                                                                   2005               2004
                                                                             ------------------  ----------------
SUMMARY BALANCE SHEET DATA
Total assets by segment:
         Interstate Natural Gas Pipeline                                              $1,892.2          $1,900.6
         Natural Gas Gathering and Processing                                            573.0             570.1
         Coal Slurry Pipeline                                                             17.2              18.3
         Other (assets not allocated to segments)                                         19.0              21.6
                                                                             ------------------  ----------------
              Total consolidated assets                                               $2,501.4          $2,510.6
                                                                             ==================  ================
Consolidated capitalization:
         Long-term debt, including current maturities                                 $1,328.8          $1,330.4
         Partners' capital                                                               774.9             780.2
         Minority interests in partners' equity                                          286.0             290.1
         Accumulated other comprehensive income                                            6.4               9.2
                                                                             ------------------  ----------------
             Total capitalization                                                      2,396.1           2,409.9

Consolidated other current liabilities and reserves and deferred credits                 105.3             100.7
                                                                             ------------------  ----------------

             Total liabilities and capitalization                                     $2,501.4          $2,510.6
                                                                             ==================  ================

                                                                                         FIRST QUARTER
                                                                                          2005              2004
                                                                             ------------------  ----------------
CAPITAL EXPENDITURES AND EQUITY INVESTMENTS (2)
         Maintenance -
             Interstate Natural Gas Pipeline                                              $4.6              $0.3
             Natural Gas Gathering and Processing                                          1.0               0.3
             Coal Slurry Pipeline                                                          0.0               0.1
             Other                                                                         0.5               0.0
                                                                             ------------------  ----------------
                                                                                           6.1               0.7
                                                                             ------------------  ----------------
         Growth -
             Interstate Natural Gas Pipeline                                               0.8               0.2
             Natural Gas Gathering and Processing                                          4.4               1.2
             Coal Slurry Pipeline                                                          0.0               0.0
                                                                             ------------------  ----------------
                                                                                           5.2               1.4
                                                                             ------------------  ----------------
         Total                                                                           $11.3              $2.1
                                                                             ==================  ================

(1) EBITDA is computed from (a) net income plus (b) minority interest; (c) interest expense, net; (d) income taxes; and (e) depreciation and amortization less (f) equity AFUDC.

(2) Management classifies expenditures that are expected to generate additional revenues or significant operating efficiency as growth capital expenditures and equity investments. Any remaining capital expenditures are classified as maintenance.

(3) Volume information presented in operating results includes 100% of the volumes for joint ventures and equity investments as well as for wholly-owned subsidiaries.

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                           ---------------------------
                                   (Unaudited)

                                                                                         FIRST QUARTER
                                                                                          2005              2004
                                                                             ------------------  ----------------
INTERSTATE NATURAL GAS PIPELINE SEGMENT

Operating Results (3):
         Gas Delivered (mmcf)                                                          306,692           302,898
         Average Throughput (mmcfd)                                                      3,501             3,409

Financial Results  (In Millions):
Operating Revenue                                                                        $96.6             $97.6
                                                                             ------------------  ----------------
Operating Expenses
         Operations and Maintenance                                                       15.7              13.5
         Depreciation and Amortization                                                    16.5              16.6
         Taxes Other Than Income                                                           8.8               8.9
                                                                             ------------------  ----------------
         Total Operating Expenses                                                         41.0              39.0
                                                                             ------------------  ----------------
Operating Income                                                                          55.6              58.6

Interest Expense, Net                                                                    (11.2)            (10.9)
Other Income, Net                                                                          0.2               0.1
Equity Earnings from Investments                                                           0.5               0.5
                                                                             ------------------  ----------------
Income Before Income Taxes                                                                45.1              48.3
Income Taxes                                                                               0.8               1.5
                                                                             ------------------  ----------------
Net Income                                                                                44.3              46.8
Net Income to Minority Interest                                                          (12.2)            (12.5)
                                                                             ------------------  ----------------
Net Income to Northern Border Partners                                                   $32.1             $34.3
                                                                             ==================  ================
EBITDA (1)                                                                               $72.8             $75.9
                                                                             ==================  ================
Distributions from Northern Border Pipeline:
   Paid to Northern Border Partners                                                      $37.9             $33.7
   Paid to Minority Interest                                                             $16.2             $14.5
                                                                             ------------------  ----------------
         Total Distributions                                                             $54.1             $48.2
                                                                             ==================  ================

RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                                                               $72.8             $75.9
         Minority Interest                                                               (12.2)            (12.5)
         Interest Expense, Net                                                           (11.2)            (10.9)
         Depreciation and Amortization                                                   (16.5)            (16.7)
         Income taxes                                                                     (0.8)             (1.5)
                                                                             ------------------  ----------------
Net Income                                                                               $32.1             $34.3
                                                                             ==================  ================

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                           ---------------------------
                                   (Unaudited)

                                                                                         FIRST QUARTER
                                                                                          2005              2004
                                                                             ------------------  ----------------
NATURAL GAS GATHERING AND PROCESSING SEGMENT

Operating Results (3):
         Volumes (mmcfd):
              Gathering                                                                  1,049               975
              Processing                                                                    60                50

Financial Results  (In Millions):
Operating Revenue                                                                        $57.6             $40.7
                                                                             ------------------  ----------------
Operating Expenses
         Product Purchases                                                                32.5              21.4
         Operations and Maintenance                                                       10.9              10.4
         Depreciation and Amortization                                                     3.9               3.6
         Taxes Other Than Income                                                           0.7               0.5
                                                                             ------------------  ----------------
         Total Operating Expenses                                                         48.0              35.9
                                                                             ------------------  ----------------

Operating Income                                                                           9.6               4.8

Interest Expense, Net                                                                     (0.1)             (0.1)
Other Income (Expense)                                                                     0.2               0.0
Equity Earnings from Investments                                                           4.0               5.9
                                                                             ------------------  ----------------
Income Before Income Taxes                                                                13.7              10.6
Income Taxes                                                                               0.0               0.0
                                                                             ------------------  ----------------
Net Income                                                                                13.7              10.6
                                                                             ==================  ================
EBITDA (1)                                                                               $17.7             $14.3
                                                                             ==================  ================
Distributions Received from Equity Investments                                            $1.2              $5.7
                                                                             ==================  ================

RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                                                               $17.7             $14.3
         Interest Expense, Net                                                            (0.1)             (0.1)
         Depreciation and Amortization                                                    (3.9)             (3.6)
         Income taxes                                                                      0.0               0.0
                                                                             ------------------  ----------------
Net Income                                                                               $13.7             $10.6
                                                                             ==================  ================

                         NORTHERN BORDER PARTNERS, L.P.

                           SUMMARY SEGMENT INFORMATION
                           ---------------------------
                                   (Unaudited)

                                                                                         FIRST QUARTER
                                                                                          2005              2004
                                                                             ------------------  ----------------
COAL SLURRY PIPELINE SEGMENT

Operating Results:
         Tons of Coal Shipped (In Thousands)                                             1,282             1,154

Financial Results  (In Millions):
Operating Revenue                                                                         $6.2              $5.4
                                                                             ------------------  ----------------
Operating Expenses
         Operations and Maintenance                                                        4.0               3.2
         Depreciation and Amortization                                                     1.0               1.3
         Taxes Other Than Income                                                           0.3               0.2
                                                                             ------------------  ----------------
         Total Operating Expenses                                                          5.3               4.7
                                                                             ------------------  ----------------
Operating Income                                                                           0.9               0.7

Other Income                                                                               0.0               0.0
                                                                             ------------------  ----------------
Income Before Income Taxes                                                                 0.9               0.7
Income Taxes                                                                               0.2               0.0
                                                                             ------------------  ----------------
Net Income                                                                                $0.7              $0.7
                                                                             ==================  ================
EBITDA (1)                                                                                $1.9              $2.0
                                                                             ==================  ================


RECONCILIATION OF EBITDA TO NET INCOME

EBITDA (1)                                                                                $1.9              $2.0
         Depreciation and Amortization                                                    (1.0)             (1.3)
         Income taxes                                                                     (0.2)              0.0
                                                                             ------------------  ----------------
Net Income                                                                                $0.7              $0.7
                                                                             ==================  ================

                         NORTHERN BORDER PARTNERS, L.P.

                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                  ---------------------------------------------
                (Unaudited: In Millions Except Per Unit Amounts)

RECONCILIATION OF EBITDA TO NET INCOME - PROJECTED 2005

                                                                                         Projected 2005
                                                                             ------------------------------------
                                                                                    Low               High
                                                                             ------------------  ----------------
EBITDA                                                                                    $337              $347
Minority Interest                                                                         ($40)             ($44)
Interest Expense, Net                                                                     ($84)             ($86)
Depreciation and Amortization Expense                                                     ($86)             ($88)
Income Taxes                                                                               ($2)              ($4)
                                                                             ==================  ================
Net Income*                                                                               $122              $126
                                                                             ==================  ================

*The reconciliation of EBITDA and Net Income does not total due to use of ranges for the various components of the reconciliation.

RECONCILIATION OF EBITDA TO DISTRIBUTABLE CASH FLOW - PROJECTED 2005

                                                                                         Projected 2005
                                                                             ------------------------------------
                                                                                    Low               High
                                                                             ------------------  ----------------
EBITDA (from above)                                                                       $337              $347
Interest Expense, Net                                                                     ($84)             ($86)
Maintenance Capital                                                                       ($36)             ($39)
Distributions to Minority Interest                                                        ($54)             ($56)
Other                                                                                      ($2)              ($3)
                                                                             ==================  ================
Distributable Cash Flow**                                                                 $164              $168
                                                                             ==================  ================
Distributable Cash Flow per Unit                                                         $3.29             $3.39
                                                                             ==================  ================

**The reconciliation of EBITDA and Distributable Cash Flow does not total due to use of ranges for the various components of the reconciliation.